UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

Hawk Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Suite 1500, Cleveland, Ohio	44114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 861-3553

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Hawk Corporation (“Hawk”) held its Annual Meeting of Stockholders on May 25, 2010 in Cleveland, Ohio. The matters voted upon and the results of the vote were as follows:

Proposal 1
The following persons were elected to Hawk’s Board of Directors until the Annual Meeting of Stockholders in 2011 or until their respective successors are elected and qualified:

	Number of Votes
	For	Withheld	Broker Non-Votes
Andrew T. Berlin	6,126,125	1,107,437	481,248
Paul R. Bishop	5,835,723	1,397,839	481,248
Richard T. Marabito	7,019,989	213,573	481,248
Dan T. Moore, III	7,018,006	215,556	481,248

The holders of the Series D Preferred Stock voted all of their respective shares in favor of electing Ronald E. Weinberg, Norman C. Harbert and Byron S. Krantz as directors at the Annual Meeting.

Proposal 2
The ratification of Ernst & Young LLP, as Hawk’s independent registered public accounting firm, for the fiscal year ending December 31, 2010 received the following vote:

Number of Votes
For	Against	Abstentions
7,627,306	47,985	1,110

Proposal 3
A stockholder proposal requesting that Hawk’s Board of Directors redeem the rights issued pursuant to Hawk’s Rights Agreement received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
3,470,729	3,483,010	279,823	481,248

Reference is made to Hawk’s 2010 Proxy Statement filed with the Securities and Exchange Commission on April 16, 2010 for more information regarding the proposals set forth above and the vote required for approval of these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 27, 2010	HAWK CORPORATION

By: /s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President – Finance and Treasurer

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